Exhibit 5.1

Dieterich & Associates

11835 West Olympic Boulevard, Suite 1235E

Los Angeles, California 90064

May 7, 2012

Dream Homes Limited

314 Route 9

Forked River, New Jersey 08731

Gentlemen:

I refer to the Registration Statement on Form S-1/A, the “Registration Statement,” filed by Dream Homes Limited, a Nevada corporation (the “Company”), with the United States Securities and Exchange Commission under the Securities Act of 1933, relating to the offer, by the Company, of 5,000,000 shares of common stock, $0.01 par value per share (the “Stock”).

As counsel to the Company, I have examined such corporate records, documents and questions of law as I have deemed necessary or appropriate for the purposes of this opinion, including a review of applicable federal law. In these examinations, I have assumed the genuineness of signatures and the conformity to the originals of the documents supplied to me as copies. As to various questions of fact material to this opinion, I have relied upon statements and certificates of officers and representatives of the Company.

Based upon of this examination, I am of the opinion that under Nevada law, including the statutory provisions, all applicable provisions of the Nevada constitution and reported judicial decisions interpreting those laws, the 5,000,000 shares of stock offered by the Company have been validly authorized, and, when issued in accordance with the terms of the Registration Statement, will be legally issued, fully paid, and non-assessable upon declaration of the effectiveness of the Company’s Registration Statement on Form S-1.

I hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and with such state regulatory agencies in states that may require filings in connection with the registration of the Stock for an offer and sale in those states and to naming of this firm in.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and the Prospectus.

Respectfully,

/s/ Christopher Dieterich

Christopher H. Dieterich,

for Dieterich & Associates